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                                                                     EXHIBIT 7.1

                       RATIO OF EARNINGS TO FIXED CHARGES


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                                                   ------------------------------------------------------------
                                                                       LUSCAR COAL LTD.
                                                                          DECEMBER 31
                                                       1998        1999        2000        2001         2002
                                                   ------------------------------------------------------------
Fixed Charges
      Interest
        Expensed                                       58,807     101,377      63,642      89,148       86,028
        Capitalized                                     2,579       5,598           -           -            -
      Amortized premiums, discounts and
        capitalized expenses related to
        indebtedness                                    3,332       2,381       2,404       7,654            -
      Estimate of interest within rental expense           75         150         145         145          145
      Preference security dividends                         -           -           -           -            -
                                                   ------------------------------------------------------------
                                                       64,793     109,506      66,191      96,947       86,173
                                                   ============================================================

Earnings
      Add:
        Pretax income before minority interests       (18,937)   (252,283)   (105,405)    (69,648)    (101,504)
        Fixed charges                                  64,793     109,506      66,191      96,947       86,173
        Amortization of capitalized interest              397         367         367         367          367
        Pre-tax losses of equity investees                  -           -           -           -            -
                                                   ------------------------------------------------------------
                                                       46,253    (142,410)    (38,847)     27,666      (14,964)
                                                   ------------------------------------------------------------
      Subtract:
        Interest capitalized                            2,579       5,598           -           -            -
        Preference security dividends                       -           -           -           -            -
        Minority interest in pre-tax income that
          have not incurred fixed charges                   -           -           -           -            -
                                                   ------------------------------------------------------------
                                                        2,579       5,598           -           -            -
                                                   ------------------------------------------------------------
                                                       43,674    (148,008)    (38,847)     27,666      (14,964)
                                                   ============================================================

Ratio of Earnings to Fixed Charges                       0.67       (1.35)      (0.59)       0.29        (0.17)
                                                   ============================================================

Minimum ratio required                                   1.00        1.00        1.00        1.00         1.00
                                                   ============================================================

Deficiency                                             21,119     257,514     105,038      69,281      101,137
                                                   ============================================================

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